FOR IMMEDIATE RELEASE	CONTACT:	Evelyn Angelle
March 20, 2007		Halliburton, Investor Relations
713-759-2688
investors@halliburton.com

Cathy Mann
Halliburton, Public Relations
713-759-2605
cathy.mann@halliburton.com
HALLIBURTON ANNOUNCES UPDATE ON FIRST QUARTER EARNINGS
HOUSTON, Texas — Halliburton (NYSE: HAL) announced today it expects first quarter earnings to be below analyst consensus estimates.
During the first quarter, the Production Optimization and Fluid Systems Divisions of Halliburton’s Energy Services Group have experienced reduced activity in North America.
A significant portion of these lower than anticipated results is attributable to decreased drilling and completion activity in Canada and the northern United States.
Halliburton expects its earnings per share for the first quarter of 2007 to be approximately 49 to 54 cents (excluding any potential impact from possible additional losses related to KBR’s 50-percent owned gas-to-liquids project in Escravos, Nigeria, and any possible impairment charges related to KBR’s Brown & Root-Condor Spa joint venture in Algeria as disclosed in the recent amendment to KBR’s Form S-4 registration statement).
As referenced below, Halliburton is conducting an exchange offer for shares of KBR owned by Halliburton. For information regarding recent developments relating to KBR’s Escravos project and KBR’s Brown & Root-Condor Spa joint venture, please read Amendment No.1 to KBR’s Form S-4 registration statement filed with the Securities and Exchange Commission today.
Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and KBR.
Additional Information
In connection with the proposed disposition by Halliburton of its interest in KBR, Inc. pursuant to the exchange offer Halliburton commenced on March 2, 2007, KBR, Inc. has filed with the Securities and Exchange Commission a registration statement that includes a Prospectus-Offer to Exchange. The Prospectus-Offer to Exchange contains important information about the exchange offer and related matters. Investors and security holders are urged to read the Prospectus-Offer to Exchange, and any other relevant documents filed with the SEC before making any investment decision with respect to the exchange offer. None of Halliburton, KBR or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer. You are able to obtain a free copy of the Prospectus-Offer to Exchange and other related documents filed with the SEC by Halliburton and KBR at the SEC’s web site at www.sec.gov. You are also be able to obtain a free copy of these documents by sending a request to Halliburton Company — Investor Relations, 5 Houston Center, 1401 McKinney, Suite 2400, Houston, TX 77010, Phone: 713.759.2688, E-mail: investors@halliburton.com; or by sending a request to KBR, Inc. — Investor Relations, 601 Jefferson Street, Suite 3400, Houston, TX 77002, Phone: 713.753.5082, E-mail: investors@kbr.com, as applicable. Halliburton has retained Georgeson Inc. as the information agent for the exchange offer. To obtain copies of the Prospectus-Offer to Exchange and related documentation, or if you have questions about the exchange offer, you may contact the information agent at 1-866-313-3046 (toll-free in the United States) or 1-212-805-7144 (elsewhere) (Banks and Brokers Call 1-212-440-9800).
Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: consequences of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; contract disputes with the company’s customers; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by, and claims negotiations with, customers; changes in the demand for or price of oil and/or natural gas, structural changes in the industries in which the company operates, and performance of fixed-fee projects; the development and installation of financial systems; increased competition for employees; availability of raw materials; and integration of acquired businesses, operations of joint ventures, and completion of planned dispositions. Halliburton’s Form 10-K for the year ended December 31, 2006, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Risk factors specific to KBR are discussed in the amended Form S-4 dated March 20, 2007. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
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